UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2016

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2016, Immune Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Agreement”) with St. George Investments, LLC (“St. George”), whereby the Company agreed to exchange that certain promissory note issued by the Company to St. George on May 5, 2016 (the “Note”) for a substantially similar promissory note (the “Exchange Note”) and 700,000 free-trading shares of the Company’s common stock pursuant to 3(a)(9) of the Securities Act of 1933.

The terms of the Note and the Exchange Note are substantially similar except that, pursuant to the Exchange Note, interest is 25% per annum without a default rate and St. George may not convert into common shares of the Company until February 10, 2017, whereas it was previously entitled to convert the entire Note in accordance with its terms. The unadjusted conversion rate under the Exchange Note remains unchanged at $0.20. The principal amount of the Exchange Note is $311,081.81, the amount of principal, accrued interest and fees due under the Note, less amounts previously converted by St. George. Pursuant to the Exchange Agreement, St. George may not own more than 4.9% of the Company’s voting stock at any time, unless waived by St. George with 61 days’ notice. The Exchange Agreement otherwise contains standard representations and warranties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosures in Item 1.01, which are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: December 23, 2016	By:	/s/ Noreen Griffin
Noreen Griffin, CEO